As filed with the Securities and Exchange Commission on April 30, 1996
                                                    Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933



                      WELLS-GARDNER ELECTRONICS CORPORATION
             (Exact name of registrant as specified in its charter)

              ILLINOIS                               36-1944630
    (State or other jurisdiction of               (I.R.S. Employer
    incorporation or organization)               Identification No.)

       2701 NORTH KILDARE AVENUE
           CHICAGO, ILLINOIS                            60639
(Address of Principal Executive Offices)             (Zip Code)


                      WELLS-GARDNER ELECTRONICS CORPORATION
                      1996 NONEMPLOYEE DIRECTOR STOCK PLAN
                            (Full title of the plan)

           ANTHONY SPIER                           (312) 252-8220
  CHAIRMAN OF THE BOARD, PRESIDENT               (Telephone number,
    AND CHIEF EXECUTIVE OFFICER,                including area code,
     2701 NORTH KILDARE AVENUE                  of agent for service)
      CHICAGO, ILLINOIS  60639
(Name and address of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                   PROPOSED      PROPOSED MAXIMUM
    TITLE OF     AMOUNT TO BE      MAXIMUM          AGGREGATE        AMOUNT OF
 SECURITIES TO    REGISTERED    OFFERING PRICE       OFFERING      REGISTRATION
 BE REGISTERED       <F1>       PER SHARE<F2>       PRICE<F2>           FEE

 Common Stock,     250,000          $4.00         $1,000,000.00       $344.83
 $1.00 par          shares
 value per
 share

[FN]
<F1>        An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plan become operative.

<F2>        Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act of 1933, based on the average of the high and low sales prices of a share of Common Stock of the Registrant on the American Stock Exchange on April 26, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Wells-Gardner Electronics Corporation (the "Registrant") are incorporated herein by reference:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

          (b) The description of the Registrant's Common Stock is contained in a registration statement filed pursuant to Section 12 of the Exchange Act.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed
Incorporated Document modifies or supersedes such statement.   Any such
statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Certain provisions of the Illinois Business Corporation Act provide that the Registrant may indemnify the directors and officers of the Registrant and affiliated companies against liabilities and expenses incurred by reason of the fact that such persons were serving in such capacities, subject to certain limitations and conditions set forth in the statute. Article X of the By-Laws of the Registrant provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Illinois law.

          The Registrant maintains directors and officers liability insurance covering all directors and officers of the Registrant against claims arising out of the performance of their duties.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS

Exhibit
Number    Description of Exhibit

  4.1     Articles of Incorporation of the Registrant as amended, filed as
          Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference.

  4.2 By-Laws of the Registrant filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference.

* 5 Opinion of McDermott, Will & Emery as to the legality of the securities being registered.

* 23.1    Consent of KPMG Peat Marwick LLP.

* 23.2    Consent of McDermott, Will & Emery (included in Exhibit 5).

* 24      Power of Attorney (included on signature page).

___________________
* Filed herewith

ITEM 9.   UNDERTAKINGS.

          The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for the purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on April 23, 1996.

                           WELLS-GARDNER ELECTRONICS CORPORATION


                           By:         /s/ Anthony Spier
                                         Anthony Spier
                                    Chairman of the Board,
                             President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Anthony Spier and Randall S. Wells and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, full power and authority to do and perform such each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement and the foregoing power of attorney have been signed on April 23, 1996, by the following persons in the capacities indicated:

          SIGNATURES                          TITLE


        /s/ ANTHONY SPIER              Chairman of the Board, President and
           Anthony Spier                 Chief Executive Officer (Principal
                                         Executive Officer)


        /s/ GEORGE B. TOMA             Chief Financial Officer, Controller
           George B. Toma                and Treasurer (Principal Financial
                                         Officer)


        /s/ RANDALL S. WELLS           Executive Vice President
           Randall S. Wells            General Manager and Director


                                       Director
           Allan Gardner


        /s/ JAMES J. ROBERTS, JR.      Director
           James J. Roberts, Jr.


        /s/ JOHN R. BLOUIN             Director
           John R. Blouin


        /s/ WILLIAM L. DeNICOLO        Director
           William L. DeNicolo


        /s/ WAYNE HARRIS               Director
           Wayne Harris


        /s/ ERNEST R. WISH             Director
           Ernest R. Wish

                                  EXHIBIT INDEX

Exhibits marked with an asterisk (*) are filed herewith. All other documents listed are incorporated by reference to documents previously filed by the Registrant with the Securities and Exchange Commission as indicated.

Exhibit No.              Description


  4.1 Articles of Incorporation of the Registrant as amended filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference.

  4.2 By-Laws of the Registrant filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference.

* 5 Opinion of McDermott, Will & Emery as to the legality of the securities being registered.

* 23.1                   Consent of KPMG Peat Marwick LLP.

* 23.2                   Consent of McDermott, Will & Emery (included in Exhibit
                         5).

* 24                     Power of Attorney (included on signature page).

___________________
* Filed herewith